Table
of
Contents
Coronado Global Resources
Inc.
Form
10-Q June
30, 2026
1
Exhibit 95.1
Mine Safety
Disclosures
Safety
is
the cornerstone
of
our Company’s
values
and
is the
number
one
priority
for all
employees
at Coronado
Global
Resources.
Our mining
operation
at
Curragh,
located
in Australia, is subject
to regulation by the Queensland
Department of
Natural Resources, Mine and
Energy,
or DNRME, under the Coal
Mining Safety
and Health
Act 1999 (Qld).
The operation of
our mines located in the United States
is subject to
regulation by the Mine Safety
and Health Administration,
or MSHA,
under the Federal
Mine Safety
and Health
Act of
1977, or the
Mine Act.
MSHA inspects
these mines
on a regular
basis and
issues
various citations
and orders
when it believes
a violation
has
occurred
under
the Mine
Act. We
present
information
below
regarding
certain
mining
safety
and health
citations
that
MSHA
has
issued
with respect
to our
mining
operations.
In
evaluating
this information,
consideration
should be
given
to factors
such as:
(i) the number
of
citations
and orders
will vary depending
on the
size of
the
mine;
(ii) the number
of
citations
issued will vary
from
inspector
to inspector
and
mine to
mine;
and (iii)
citations
and orders
can be contested
and
appealed
and, in that
process,
are often
reduced in
severity
and amount,
and are sometimes
dismissed.
Since MSHA is
a branch
of
the U.S. Department
of
Labor, its
jurisdiction
only applies
to
our operations
in the United States.
As such,
the mine safety
disclosures
included
herein do not
contain
information
related to
our Austr
alian mines.
Under the Dodd
-Frank Act, each operator
of
a coal or
other mine
is required
to include
certain
mine safety
results within
its
periodic
reports filed
with the
Securities and
Exchange
Commission,
or
the SEC.
As required
by
the reporting
requirements
included
in §1503(a)
of
the
Dodd
-Frank Act and
Item 104
of
Regulation
S-K
(17
CFR
229.104),
we
present
the
following
items regarding
certain
mining
safety
and
health
matters,
for
the quarterly
period
ended
June 30,
2026,
for each
of
our
U.S.
mine
locations
that are covered
under the scope
of
the
Dodd -Frank Act.
The table
that
follows
reflects
citations
and orders
issued
to us by
MSHA
during the
quarter ended
June
30,
2026.
The table
only
includes
those
U.S.
mines
that
were
issued
orders
or citations
during
this period,
and commensurate
with SEC
regulations,
does
not reflect
orders
or citations
issued
to independent
contractors
working
at
our mines.
The proposed
assessments
for
the quarter ended
June 30,
2026, were retrieved from
the MSHA Data
Retrieval System,
or MSHA
DRS, as
of
July 1,
2026.
(A) (B) (C) (D) (E) (F) (G)
MSHA Mine
ID No. Mine Name (1)(2)(3)
Section
104
S&S
Citations
Section
104(b)
Orders
Section 104(d
)
Citations and
Orders
Section 110(b)(2)
Violations
Section
107(a)
Orders
Total
Dollar Value of
MSHA Assessments
Proposed
($ Thousands)
Total
Number of
Mining Related
Fatalities
4404856
Buchanan
Mine #1
25 — — — — $36.0 —
4602140
Saunders
Preparation Plant
(4) — — — — — $0.3 —
4609217
Powellton
#1 Mine
— — — — — $0.7 —
4609319
Lower War
Eagle
(4) 5 — — — — $0.6 —
4609514
Muddy
Bridge
— — — — — $0.9 —
4609563
Eagle No.
1 Mine
— — — — — $2.6 —
Total: 30 — — — — $41.1 —
(1)
The definition
of
“mine” under Section
3 of
the Mine
Act includes
the mine,
as well
as
other items
used in,
or to be
used in,
or resulting
from,
the work of
extracting
coal,
such as
land, structures,
facilities,
equipment, machines,
tools
and coal
preparation
facilities.
Also,
there are instances
where the mine
name
per the
MSHA
system
differs
from
the mine name utilized by
us.
(2)
Idle
facilities
are not included
in the
table
above unless
they received
a citation,
order
or assessment
by MSHA
during the
current
quarterly
reporting
period or
are
subject
to
pending
legal actions
.

Table
of
Contents
Coronado Global Resources
Inc.
Form
10-Q June
30, 2026
2
(3)
During
the quarter
ended June
30,
2026,
none
of
the Company’s
mines
have
received written
notice
from MSHA
of
a pattern of
violations
or the
potential to
have
such a pattern
of
violations
of mandatory health or safety
standards that are of
such nature as could
have significantly
and substantially
contributed
to the cause and
effect
of
coal
or other
mine health or safety
standards
under section
104(e) of the
Mine Act.
References
used in
the table
above
are as follows:
A.
The total
number
of
violations
of
mandatory health
or safety
standards
that
could significantly
and substantially
contribute to
the cause
and effect
of
a coal
or
other mine
safety
or health hazard under section
104 of
the Mine Act
(30 U.S.C. 814) for
which the operator
received a citation
from
MSHA.
B.
The total
number of
orders
issued
under section
104(b) of
the Mine Act
(30 U.S.C. 814(b)).
C.
The total number
of
citations
and orders for unwarrantable failure
of
the mine operator to comply
with mandatory health or safety
standards under section
104(d)
of
the Mine Act
(30 U.S.C. 814(d)).
D.
The total
number of
flagrant
violations
under section
110(b)(2) of
the Mine Act.
E.
The total
number of
imminent danger
orders
issued
under section
107(a) of the
Mine Act
(30 U.S.C. 817(a)).
F.
The total
dollar
value of
proposed
assessments
from
MSHA under the Mine Act
(30 U.S.C. 801 et seq.).
G.
The total
number of
mining-related fatalities.
The table below
presents
legal actions pending
before
the Federal Mine
Safety
and Health Review
Commission,
or FMSHRC, for
each of
the Company’s U.S.
mines as
of
June 30,
2026, together
with the number
of
legal actions
initiated
and the number of
legal actions
resolved
during the
quarter ended June
30,
2026.
Legal Actions
Pending as
of Last Day of Quarter (June
30,
2026)
(1)
MSHA
Mine ID
No. Mine Name
Contests of
Citations
and Orders
(Subpart B)
Contests of
Proposed
Penalties
(Subpart C)
Complaints for
Compensation
(Subpart D)
Complaints of
Discharge,
Discrimination
or Interference
(Subpart E) (2)
Applications of
Temporary
Relief
(Subpart F)
Appeals of Judges’
Decisions
or
Orders
(Subpart H)
Legal Actions
Initiated
During the
Quarter
Legal Actions
Resolved
During the
Quarter
4404856
Buchanan
Mine #1
— 9 — — — — 3 6
4609563
Eagle No.
1 Mine
— 4 — — — — 2 4
4609514
Muddy
Bridge
— 4 — — — — 2 6
4609319
Lower War
Eagle
1 4 — — — — 4 4
4609217
Powellton
#1 Mine
— 2 — 1 — — 1 3
4602140
Saunders
Preparation
Plant — 2 — — — 1 —
4609101
Toney
Fork Surface
Mine
— 1 — — — — 1 —
Total: 1 26 — 1 — — 14 23
(1)
The
legal
actions
pending
shown
in
the table
above
have
been
categorized
by
type
of
proceeding
with reference
to
the
procedural
rules established
by
the
FMSHRC
under 29 CFR
Part 2700.
Reference to
the applicable
Subparts
under this Rule are listed
in the columns
above
.

Table
of
Contents
Coronado Global Resources
Inc.
Form
10-Q June
30, 2026
3
(2)
A complaint
for discrimination
was filed
by a former employee
of
Powellton #1 Mine after the
Secretary
of
Labor decided
not to file
a discrimination case with the
Commission
.